Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Dais Analytic Corporation

Odessa, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 2011, relating to the financial statements of Dais Analytic Corporation, which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Cross, Fernandez & Riley, LLP

Tampa, Florida

April 13, 2011